UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 1, 2024

Precision BioSciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38841	20-4206017
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

302 East Pettigrew St., Suite A-100, Durham, North Carolina 27701

(Address of principal executive offices) (Zip Code)

(919) 314-5512

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.000005 per share	DTIL	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01. Other Events.

On March 1, 2024, Precision BioSciences, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Guggenheim Securities, LLC (the “Underwriter”), in connection with the offering (the “Offering”), issuance and sale by the Company of 2,500,000 shares of the Company’s common stock, $0.000005 par value per share (the “Common Stock”), and warrants accompanying the Common Stock to purchase up to an aggregate of 2,500,000 shares of Common Stock, less underwriting discounts and commissions. The price to the public in the Offering is $16.00 per share of Common Stock and accompanying warrant. The warrants have a five-year term and an exercise price of $20.00 per share. The Company estimates the net proceeds from the offering will be approximately $37.1 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company and excluding any proceeds the Company may receive upon exercise of the warrants being sold in the offering. The Company intends to use the net proceeds of the offering to fund ongoing and planned research and development, and for working capital and other general corporate purposes.

In addition, the Company has granted to the Underwriter an option to purchase up to 375,000 additional shares of common stock and accompanying warrants to purchase an additional 375,000 shares of common stock, in each case at their respective public offering prices, less underwriting discounts and commissions.

The shares of Common Stock and warrants are being sold pursuant to an effective shelf registration statement on Form S-3 (Registration No. 333-272540). A prospectus supplement relating to the offer and sale of the Common Stock and warrants has been filed with the Securities and Exchange Commission. The closing of the offering is expected to occur on March 5, 2024, subject to customary closing conditions.

The warrants have an exercise price of $20.00 per share, are immediately exercisable, expire five years from the date of issuance, and are subject to adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Common Stock and also are entitled to participate on an as-exercised basis with respect to the Company’s stockholders. In the event of a fundamental transaction, the holders of the warrants are entitled to receive from the Company, or any successor entity, cash equal to the Black Scholes Value of the unexercised portion of the warrants, or, if the fundamental transaction is not within the Company’s control, including not approved by the Company’s board of directors, the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of the warrants, that is being offered and paid to the holders of Common Stock in connection with the fundamental transaction. The warrants do not entitle the holders thereof to any voting rights or any of the other rights or privileges to which holders of Common Stock are entitled.

A holder of a warrant will not be entitled to exercise any portion of such warrant that, upon giving effect to such exercise, (i) to the extent the holder immediately prior to the date of issuance of the warrants beneficially owns an amount less than 10.00% of the number of shares of the Common Stock outstanding at such time, would cause the aggregate number of shares of the Common Stock beneficially owned by such holder (together with its affiliates and any other persons whose beneficial ownership of common stock would be aggregated with the holder for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) to exceed 4.99% (or 9.99% at the election of the holder) of the total number of then issued and outstanding shares of the Common Stock or (ii) to the extent the holder immediately prior to the date of issuance of the warrants beneficially owns an amount equal to or greater than 10.00% of the number of shares of the Common Stock outstanding at such time, would cause the aggregate number of shares of the Common Stock beneficially owned by such holder (together with its affiliates and any other persons whose beneficial ownership of Common Stock would be aggregated with the holder for purposes of Section 13(d) of the Exchange Act) to exceed 19.99% of the total number of then issued and outstanding shares of the Common Stock, as such percentage ownership, in each case of (i) and (ii), is determined in accordance with the terms of the warrant and subject to such holder’s rights under the warrant to increase or decrease the applicable percentage to any other percentage upon at least 61 days’ prior notice from such holder to the Company.

In connection with the Offering, the Company intends to enter into a warrant agency agreement with Equiniti Trust Company, LLC, pursuant to which Equiniti Trust Company, LLC will serve as the warrant agent for the warrants.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriter, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions.

The foregoing description of the Underwriting Agreement and the form of warrant is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement and the form of warrant, copies of which are filed, respectively, as Exhibit 1.1 and Exhibit 4.1 to this Current Report on Form 8-K and are incorporated by reference herein.

Latham & Watkins LLP, counsel to the Company, has issued an opinion regarding the validity of the shares of common stock, warrants and pre-funded warrants to be offered and sold in the offering. A copy of the opinion is filed as Exhibit 5.1 to this Current Report on Form 8-K.

The Company issued a press release on March 1, 2024 announcing the pricing of the offering, which press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibits relating to Item 8.01 shall be deemed to be furnished, and not filed:

Exhibit No.	Description
1.1	Underwriting Agreement, dated March 1, 2024, between the Company and Guggenheim Securities, LLC
4.1	Form of Warrant
5.1	Opinion of Latham & Watkins LLP
23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1)
99.1	Press Release of the Company, dated March 1, 2024
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRECISION BIOSCIENCES, INC.

Date: March 1, 2024	By:	/s/ John Alexander Kelly
John Alexander Kelly
Chief Financial Officer